Exhibit 1.1

7,000,000 Shares

Celldex Therapeutics, Inc.

Common Stock, $0.001 Par Value per Share

UNDERWRITING AGREEMENT

December 4, 2013

JEFFERIES LLC

LEERINK SWANN LLC

As Representatives of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

c/o LEERINK SWANN LLC

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 7,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”).  The 7,000,000 shares of Common Stock to be sold by the Company are called the “Firm Shares.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional 813,483 shares of Common Stock and the stockholders of the Company named in Schedule C (collectively, the “Selling Stockholders”) have severally granted to the Underwriters an option to purchase up to an additional 236,517 shares of Common Stock, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule C, all as provided in Section 2.  The additional 813,483 shares of Common Stock to be sold by the Company and the additional 236,517 shares of Common Stock to be sold by the Selling Stockholders pursuant to such option are collectively called the “Optional Shares.”  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”  The Optional Shares to be sold by the Selling Stockholders currently underlie fully vested stock options owned by the Selling Stockholders that are exercisable for shares of Common Stock and identified opposite each Selling Stockholder’s name in Schedule C (collectively, the “Stock Options”). Jefferies LLC (“Jefferies”) and Leerink Swann LLC (“Leerink”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-192640), which contains a form of prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement dated December 3, 2013 describing the Offered Shares and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  As used herein, “Applicable Time” is 5:50 p.m. (New York time) on December 4, 2013.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”).  As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement”, “Preliminary Prospectus,” “preliminary prospectus,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus

shall be deemed to include the “electronic Prospectus,” if any, provided for use in connection with the offering of the Offered Shares as contemplated by Section 3A(n) of this Agreement.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1.                                          Representations and Warranties.

A.                                    Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)                                 Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have become effective under the Securities Act.  The Company has complied in all material respects with all requests of the Commission for additional or supplemental information, if any, relating to the Registration Statement and any Rule 462(b) Registration Statement.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on December 3, 2013.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-

effective amendment thereto, at the time it became effective, at the Applicable Time and at all subsequent times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, but in any event at all times through and including the First Closing Date (such period of time being referred to herein as the “Prospectus Delivery Period”), complied and will comply in all material respects with the Securities Act and, at such times, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus did not, and at the Applicable Time and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus (including any Prospectus wrapper), as then amended or supplemented, as of the date of the Final Prospectus Supplement and at all subsequent times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(c) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus.  Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b)                                 Offering Materials Furnished to Underwriters.  The Company has made available to the Representatives through EDGAR one complete conformed copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits).  The Company has delivered to the Representatives preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c)                                  Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.

(d)                                 The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e)                                  Authorization of the Offered Shares.  The Offered Shares (other than the Offered Shares to be sold by the Selling Stockholders) have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of such Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(f)                                   Authorization of the Common Stock Underlying Stock Options. The Offered Shares to be sold by the Selling Stockholders have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms applicable to the related Stock Options, will be validly issued, fully paid and nonassessable and the issuance and sale of such Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.  The Stock Options were duly authorized by the Company, and constitute valid and binding instruments enforceable against the Company in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)                                 No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Offered Shares of the Selling Stockholders included in the Registration Statement.

(h)                                 No Material Adverse Change.  Except as otherwise disclosed in the Preliminary Prospectus, subsequent to the respective dates as of which information is given in Preliminary Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)                                    Independent Accountants.  PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and incorporated by reference into the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus (each, an “Applicable Prospectus” and, collectively, the “Applicable Prospectuses”) is (i) an independent registered public accountant as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who, to the Company’s knowledge, has not requested such registration to be withdrawn.

(j)                                    Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of and incorporated by reference into the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations, stockholders’ equity and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus.  The financial data set forth in Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the

Registration Statement and each Applicable Prospectus, subject, in the case of the financial data set forth in Note 17, to normal, recurring year-end adjustments.  The Company’s ratios of combined fixed charges and preferred dividends to earnings set forth in the Registration Statement and the Base Prospectus under the caption “Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.  No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

(k)                                 Company’s Accounting System.  The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Company’s filings with the Commission pursuant to the Exchange Act (as of any date prior to January 1, 2010) or in the Applicable Prospectuses (as of any date thereafter), since December 31, 2005, there has not been and is no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2012, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)                                    Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Celldex Research Corporation.

(m)                             Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus under the captions “The Offering” and “Description of Common Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus).  The Common Stock (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in each Applicable Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, including the Stock Options, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(n)                                 Stock Exchange Listing.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.  To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(o)                                 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, license agreement, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus, the issuance of the Common Stock underlying the Stock Options to the Selling Stockholders and the issuance and sale of the other Offered Shares by the Company (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clauses (ii) and (iii), for such breaches, Defaults, results or violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus, the issuance of the Common Stock underlying the Stock Options to the Selling Stockholders and the issuance and sale of the other Offered Shares by the Company, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)                                 No Material Actions or Proceedings.  There are no pending litigation proceedings to which the Company or a subsidiary is a party which are required to be disclosed in the Registration Statement and the Applicable Prospectuses by Regulation S-K Item 103 that have not been disclosed as required.  There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is (in the case of threatened actions, suits or proceedings, to the Company’s knowledge) a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of shares of Common Stock.  No material labor dispute with the employees of the Company or any of its subsidiaries, or, to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(q)                                 Intellectual Property Rights.  Except as disclosed in the Applicable Prospectuses, the Company and each of its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as the Registration Statement, the Time of Sale Prospectus and the Prospectus discloses is proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development); and the expected expiration of any of such Intellectual Property Rights would not impact the Company’s ability to conduct their businesses as now conducted and as the Registration Statement, the Time of Sale Prospectus and the Prospectus discloses is proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development) except to the extent the failure to own, possess or acquire on reasonable terms would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and except as disclosed in each Applicable Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property Rights; (ii) there is no infringement by third parties of any Intellectual Property Rights; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiary infringes or otherwise violates, or would, upon the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development, infringe or violate, any existing patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property Rights unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (vii) the product candidates described in the Registration Statement, the Time of Sale prospectus and the Prospectus as under clinical development by the Company or its subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its subsidiary.  None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or any of its subsidiary’s officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(r)                                  All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(s)                                   Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1A(j) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and assets and do not materially interfere with the use made or proposed to be made of such property and assets by the Company or any of its subsidiaries.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under leases which are valid and enforceable against the Company or such subsidiary and, to the Company’s knowledge, the other parties thereto, in each case with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t)                                    Tax Law Compliance.  The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1A(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(u)                                 Company Not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and will not, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, be, an “investment company” within the meaning of Investment Company Act and will, during the Prospectus Delivery Period, conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)                                 Insurance.  Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company has deemed appropriate for their respective businesses.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Since January 1, 2007, neither of the Company nor any subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

(w)                               No Price Stabilization or Manipulation; Compliance with Regulation M.  The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act

(“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the NASDAQ Global Market in accordance with Regulation M.

(x)                                 Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in any Applicable Prospectus which have not been described as required.  (The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.)

(y)                                 S-3 Eligibility.  At the time the Registration Statement originally became effective, the Company met the then applicable requirements for use of Form S-3 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i).

(z)                                  Exchange Act Compliance.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, or became or become effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at the First Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa)                          FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct in all material respects.

(bb)                          Parties to Lock-Up Agreements.  Each of the Company’s existing directors and executive officers, including each of the Selling Stockholders, has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto.  Exhibit E hereto contains a true, complete and correct list of all existing directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives an agreement in the form attached hereto as Exhibit D.

(cc)                            Statistical and Market-Related Data.  The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(dd)         No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.

(ee)         Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) the Company’s principal executive officer and principal financial officer have concluded, as of the end of such fiscal quarter, to be effective at the reasonable assurance level. Based on the most recent evaluation of its disclosure controls and procedures (in accordance with Rule 13a-15(b)), the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff)          Compliance with Environmental Laws.  Except as described in each Applicable Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(gg)         ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh)         Brokers.  Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ii)           No Outstanding Loans or Other Extensions of Credit.  Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(jj)           Compliance with Laws.  The Company has no reason to believe that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(kk)         Dividend Restrictions.  No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ll)           Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)      Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)         OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person or in any country or territory, currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(oo)         Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

Any certificate signed by any officer of the Company or any of its subsidiaries pursuant to this Agreement or in connection with the offer and sale of the Offered Shares and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter that the matters covered thereby are true and correct in all material respects as of the date thereof.  The Company has a reasonable basis for making each of the representations set forth in this Section 1A.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.            Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder represents, warrants and covenants to each Underwriter, severally and not jointly, as follows:

(a)           The Underwriting Agreement.  This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

(b)           The Power of Attorney.  The Power of Attorney of such Selling Stockholder, appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)           Option Exercise Notices.  In the case of each Selling Stockholder, one or more option exercise notices (the “Exercise Notices”) have been duly executed and delivered by such Selling Stockholder to the Company with respect to the relevant Stock Options pursuant to which the Offered Shares to be sold by such Selling Stockholder are to be issued, and such Offered Shares are subject to the interests of the Underwriters hereunder.  The Exercise Notices of each Selling Stockholder are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d)           Irrevocability of Arrangements. The arrangements made by each Selling Stockholder for the exercise of the relevant Stock Options, and the appointment by such Selling Stockholder of the relevant Attorneys-in-Fact by the Power of Attorney, are irrevocable; the obligations of the Selling Stockholders hereunder and thereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Offered Shares to be sold by such Selling Stockholder hereunder, the Stock Options shall be exercised and book-entry securities entitlements representing the Offered Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement; and actions taken by the Company pursuant to the Exercise Notices and by the relevant Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Company or relevant Attorneys-in-Fact shall have received notice of such death, incapacity, termination, dissolution or other event.

(e)           Title to Offered Shares to be Sold and Stock Options.  Such Selling Stockholder has the right to acquire, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares subject to sale by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder. The Stock Options of such Selling Stockholder are fully vested and currently exercisable for at least the maximum number of Offered Shares to be sold by such Selling Stockholder identified opposite such Selling Stockholder’s name in Schedule C.

(f)            Delivery of the Offered Shares to be Sold.  Delivery of Offered Shares by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(g)           Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from the FINRA.

(h)           No Registration, Pre-emptive, Co-Sale or Other Similar Rights.  Such Selling Stockholder:  (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration

Statement, the Time of Sale Prospectus and the Prospectus under “Shares Eligible for Future Sale;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)            No Further Consents, etc.   Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(j)            Disclosure Made by Such Selling Stockholder in the Prospectus.  All information furnished to the Company or any Underwriter by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the First Closing Date and each applicable Option Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time, and on the First Closing Date and each applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Offered Shares).

(k)           Company’s Representations and Warranties.  Such Selling Stockholder:  (i) has no reason to believe that the representations and warranties of the Company contained in Section 1A hereof are not true and correct; (ii) is familiar with the Registration Statement, the Time of Sale Prospectus (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the First Closing Date) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement and the Time of Sale Prospectus (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the First Closing Date) that has resulted in or may result in a Material Adverse Change; and (iii) is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)            No Price Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the shares of Common Stock or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(m)          No Transfer Taxes or Other Fees.  There are no stamp taxes, withholding taxes, transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Stockholder of the Offered Shares, other than withholding taxes for which payment in full has been arranged.

(n)           Distribution of Offering Materials by the Selling Stockholders.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Preliminary Prospectus, the free writing prospectus(es) listed on Schedule B and the Prospectus.

(o)           OFAC.  Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 1B. Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.              Purchase, Sale and Delivery of the Offered Shares.

(a)           The Firm Shares.  Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 7,000,000 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $23.275 per share.

(b)           The First Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York  (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on December 10, 2013, or such other time and date not later than 1:30 p.m. New York time, on December 24, 2013 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).

(c)           The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,050,000 Optional Shares from the Company and the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.

If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.  The Company, the Selling Stockholders and the Underwriters agree that if any Optional Shares are purchased, the Underwriters shall first purchase all of the Optional Shares being offered by the Selling Stockholders before purchasing any Optional Shares from the Company.  As between the Selling Stockholders, if the Underwriters exercise their option to purchase Optional Shares, the Underwriters shall purchase from each Selling Stockholder the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) equal to the lesser of (i) the maximum number of Optional Shares offered by such Selling Stockholder and identified opposite such Selling Stockholder’s name on Schedule C multiplied by a fraction, the numerator of which is the number of Optional Shares being acquired by the Underwriters pursuant to such exercise of their option, and the denominator of which is the maximum number of Optional Shares offered by all Selling Stockholders, and (ii) the maximum number of Optional Shares offered by such Selling Stockholder.  The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

(d)           Public Offering of the Offered Shares.  The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in its sole judgment, has determined is advisable and practicable.

(e)           Payment for the Offered Shares.  (i)  Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date or any applicable Option Closing Date, as the case may be, by wire transfer of immediately available funds to the order of the Company.

(ii)           It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  Each of Jefferies and Leerink, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)            Delivery of the Offered Shares.  The Company shall deliver, or cause to be delivered, through the facilities of The Depository Trust Company (“DTC”), to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company and the Selling Stockholders shall also deliver, or cause to be delivered, through the facilities of DTC, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be).  Subject to the provisions of Section 11, time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.              Additional Covenants.

A.            Covenants of the Company.  The Company further covenants and agrees with each Underwriter as follows:

(a)           Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you, without charge, such number of conformed copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) as you shall reasonably request and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the Prospectus Delivery Period as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Representatives’ Review of Proposed Amendments and Supplements.  During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representatives’ consent, which shall not be unreasonably withheld, delayed or conditioned.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           Free Writing Prospectuses.  The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request.  If at any time during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent which shall not be unreasonably withheld, delayed or conditioned.

(d)           Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Section 3A(b) and Section 3A(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act.

(f)            Securities Act Compliance.  After the date of this Agreement and at all times during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, after the date of this Agreement and at all times during the Prospectus Delivery Period, the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representatives in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Shares, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness.

(g)           Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist at any time during the Prospectus Delivery Period as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3A(b) and Section 3A(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act.  Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) and Section 3A(c).

(h)           Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j)            Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)           Earnings Statement.  As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)            Periodic Reporting Obligations.  The Company shall file, on a timely basis, with the Commission and the NASDAQ Global Market all reports and documents required to be filed by it under the Exchange Act.

(m)          Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Shares on the NASDAQ Global Market.

(n)           Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representatives, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)           Agreement Not to Offer or Sell Additional Shares.  During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Common Stock or options to purchase Common Stock, or issue Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus, but only if the holders of such Common Stock or options agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies).  Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies waives, in writing, such extension (which waiver may be withheld at the sole discretion of Jefferies), except that such extension will not apply during any period subsequent to the delivery by the Company of a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Common Stock is an “actively traded security” (as defined in Regulation M), (ii) the Company meets the applicable requirements of Rule 139 under the Securities Act in the manner contemplated by FINRA Rule 2711(f)(4), and (iii) the provisions of FINRA Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).  The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(p)           Future Reports to the Representatives.  So long as the Company remains subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, during the period of five years hereafter, the Company will furnish to Jefferies at 520 Madison Avenue, New York, New York 10022, Attention:  Global Head of Syndicate and to Leerink at  299 Park Avenue, 21st Floor, New York, NY  10171, Attention: Syndicate, (i) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the requirements of this paragraph (q) shall be deemed to be satisfied if such documents are filed on EDGAR.

(q)           Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)           No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(s)            Existing Lock-Up Agreements.  During the lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(o).

(t)            Commission Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Offered Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

B.            Covenants of the Selling Stockholders.  Each Selling Stockholder further covenants and agrees with each Underwriter:

(a)           No Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or any reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(b)           Notification.  Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the Prospectus Delivery Period, of (i) any Material Adverse Change that comes to the attention of the Selling Stockholder, (ii) any change in information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder, or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Time of Sale Prospectus or the Prospectus that comes to the attention of such Selling Stockholder.

(c)           Delivery of Forms W-8 and W-9.  To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion,

waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.              Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholders’ respective obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, stamp, withholding and other similar taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii)  the reasonable fees, out-of-pocket costs and expenses of counsel for the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representatives and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the NASDAQ Global Market, (x) all fees and expenses incident to the performance of the Selling Stockholders’ obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (a) fees and expenses of counsel and other advisors for such Selling Stockholders, (b) fees and expenses of the Attorneys-in-Fact and (c) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Stockholders to the Underwriters hereunder, and (xi) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement.  Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling

Stockholders, on the other hand.

Section 5.              Covenant of the Underwriters.  Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 6.              Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date (or the First Closing Date, if such Optional Shares are to be purchased on the First Closing Date) shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date (or the First Closing Date, if such Optional Shares are to be purchased on the First Closing Date) as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letters.  The Representatives shall have received, on the date hereof, from PricewaterhouseCoopers LLP, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements of the Company audited or reviewed, as applicable, by them and certain financial information contained in the Registration Statement, the Preliminary Prospectus, Time of Sale Prospectus, and each free writing prospectus, if any, which letter shall confirm that PricewaterhouseCoopers LLP are (I) independent registered public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the rules of the PCAOB and (II) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Exchange Act; and (ii) an additional conformed copy of such letter for each of the other several Underwriters.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)            the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)           no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares the purchase and sale of which occur after the First Closing Date, each Option Closing Date, in the judgment of Jefferies there shall not have occurred any Material Adverse Change.

(d)           Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion letter and negative assurance letter of Lowenstein Sandler LLP, counsel for the Company, dated as of such date, the forms of which are attached as Exhibit A-1 and Exhibit A-2, respectively (and the Representatives shall have received an additional signed copy of such counsel’s legal opinion for each of the other several Underwriters).

(e)           Opinion of Intellectual Property Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Philip Walters, Vice President, Intellectual Property, of the Company with respect to intellectual property matters, dated as of such date, the form of which is attached as Exhibit C (and the Representatives shall have received an additional signed copy of such counsel’s legal opinion for each of the other several Underwriters).

(f)            Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Covington & Burling LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)           Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, solely in such person’s capacity as an officer of the Company and not in his individual capacity) to the effect set forth in Section 6(b)(ii) and further to the effect that:

(h)           for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(i)            the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(j)            the Company has complied in all material respects with all the agreements hereunder to be complied with on its behalf and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(k)           Bring-down Comfort Letter.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, (i) a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall (a) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (b) cover certain financial information contained in the Prospectus; and (ii) an additional conformed copy of such accountants’ letter for each of the other several Underwriters).

(l)            Opinion of Counsel for the Selling Stockholders.  On each Option Closing Date (and the First Closing Date, if Optional Shares are to be purchased on the First Closing Date), the Representatives shall have received the opinion of Lowenstein Sandler LLP, counsel for the Selling Stockholders, dated as of such date, in the form attached hereto as Exhibit B and to such further effect as the Representatives shall reasonably request.

(m)          Selling Stockholders’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such date, to the effect that:

(i)            the representations, warranties and covenants of such Selling Stockholder set forth in Section 1B of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(ii)           such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(n)           Selling Stockholders’ Documents.  On the date hereof, the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Exercise Notices executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(o)           Lock-Up Agreement from Certain Persons.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from the Selling Stockholders and each of the other persons identified in Exhibit E hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(p)           Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(q)           CFO’s Certificate.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Date, certifying such matters as the Representatives may reasonably request.

(r)           Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied or otherwise waived by the Representatives, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.              Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.              Effectiveness of this Agreement.  This Agreement shall not become effective until the execution and delivery of this Agreement by the parties hereto.

Section 9.              Indemnification.

(a)           Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent  or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation effected in accordance with this Agreement), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such affiliate, director, officer, employee,  agent or controlling person for any and all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel c) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee,  agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(c) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.

(b)           Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall only apply to all information furnished to the Company or any Underwriter by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The liability of each Selling Stockholder under this Section 9(b) shall be limited to an amount not to exceed an amount equal to the aggregate gross proceeds received by such Selling Stockholder as a result of the sale of its Offered Shares pursuant to the terms of this Agreement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c)           Indemnification of the Company, its Directors and Officers and the Selling Stockholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Representatives and the other Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first three sentences of the first paragraph below the title “Commissions and Expenses” (except, in the case of the Final Prospectus Supplement, only the first two sentences), the statements set forth in the first sentence of the first paragraph, the second sentence of the second paragraph, the second sentence of the third paragraph and the sixth paragraph, each under the title “Stabilization” and the statements in the first sentence below the title “Electronic Distribution,” in each case under the caption

“Underwriting” in the Company’s preliminary prospectus supplement dated December 3, 2013 and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not materially prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action (other than a conflict resulting solely from the indemnified party’s right under this Section 9 for indemnification by the indemnifying party or the indemnified party’s right under Section 10 hereof to contribution by the indemnifying party) or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) and Section 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)           Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.            Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the gross proceeds received by such Selling Stockholder as a result of the sale of its Offered Shares pursuant to the terms of this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.            Default of One or More of the Several Underwriters.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.            Termination of this Agreement.  Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ Global Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Jefferies, there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Jefferies may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except pursuant to Section 4 or Section 7 hereof or (b)  any Underwriter to the Company or the Selling Stockholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.            No Advisory or Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several

Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholders, or the Company’s other stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters), and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.            Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.            Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

Leerink Swann LLC
One Federal Street
37th Floor
Boston, MA 02110
Facsimile: (617) 918-4900
Attention: General Counsel

with a copy to:	Covington & Burling LLP
620 8th Avenue
New York, New York 10018
Facsimile: (212) 841-1101
Attention: Donald Murray

If to the Company or the
Selling Stockholders:	Celldex Therapeutics, Inc.
119 Fourth Avenue
Needham, Massachusetts 02494
Facsimile: (781) 433-3191 and (908) 454-1911
Attention: Anthony S. Marucci

with a copy to:	Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, New Jersey 07068
Facsimile: (973) 597-2445
Attention: Anthony O. Pergola

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.            Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the agents, employees, officers, directors, affiliates and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.            Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.            Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.            Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares.  If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date or any applicable Option Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof.  If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, as the case may be, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20.            General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of- Attorney that authorizes such Attorney-in-Fact to take such action.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
	Name:	Anthony S. Marucci
	Title:	President and CEO

ON BEHALF OF THE SELLING STOCKHOLDERS

By:	/s/ Anthony S. Marucci
As Attorney-in-fact
	Name:	Anthony S. Marucci

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC
LEERINK SWANN LLC

Acting as Representatives of the several Underwriters named in the attached Schedule A

By:	JEFFERIES LLC

By:	/s/ Dustin Tyner
Name: Dustin Tyner
Title: Managing Director

By:	LEERINK SWANN LLC

By:	/s/ Daniel Dubin
Name: Daniel Dubin
Title: Vice Chairman

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	2,800,000
Leerink Swann LLC	2,310,000
Guggenheim Securities, LLC	420,000
Oppenheimer & Co. Inc.	315,000
Wedbush Securities Inc.	315,000
Brean Capital, LLC	280,000
Cantor Fitzgerald & Co.	280,000
Roth Capital Partners, LLC	280,000
Total	7,000,000

SCHEDULE B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

SCHEDULE C

Selling Stockholders*	Maximum Number of Optional Shares to be Sold	Stock Options**	Number of Shares of Common Stock Underlying Stock Options

Avery W. Catlin	183,333	Option Grant # 00002591; option to purchase an aggregate of 183,333 shares of Common Stock	183,333

Larry Ellberger	17,728	Option Grant # 00002598; option to purchase an aggregate of 17,728 shares of Common Stock	17,728

Harry H. Penner, Jr.	17,728	Option Grant # 00002596; option to purchase an aggregate of 17,728 shares of Common Stock	17,728

Karen L. Shoos	17,728	Option Grant # 00002597; option to purchase an aggregate of 17,728 shares of Common Stock	17,728

Total:	236,517		236,517

*                 The address for each of the Selling Stockholders is: Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts  02494, Attention: Anthony S. Marucci.

**          The Stock Options were granted to the respective Selling Stockholders, effective March 7, 2008, pursuant to the Celldex Therapeutics, Inc. (formerly, AVANT Immunotherapeutics, Inc.) 2008 Stock Option and Incentive Plan.